Exhibit 99.1

Abiomed Receives 510(k) Clearance from FDA for Impella 2.5 Device

  World’s Smallest Heart Pump Available to Doctors and Patients in the U.S.
  Abiomed Conference Call Scheduled for June 2, 2008 at 8:30AM ET

DANVERS, Mass.--(BUSINESS WIRE)--Abiomed, Inc. (NASDAQ: ABMD) today announced it has received 510(k) clearance from the U.S. Food and Drug Administration (FDA) for its Impella 2.5 Cardiac Assist Device. This 510(k) clearance allows Abiomed to begin selling the device to the estimated 14,000 interventional cardiologists at approximately 1,700 heart hospitals in the United States.

“FDA clearance of the Abiomed Impella 2.5 represents the next step in enabling heart recovery for patients in the U.S. and will likely change the standard of care in the catheterization lab,” said Michael R. Minogue, Chairman, Chief Executive Officer and President of Abiomed. “The device seamlessly provides immediate, minimally invasive circulatory support for critical patients.”

The Impella 2.5 is inserted percutaneously in the catheterization laboratory (cath lab) via the femoral artery into the left ventricle. Up to 2.5 liters of blood per minute are delivered by the pump from the left ventricle into the ascending aorta, providing the heart with active support in critical situations.

The Impella 2.5 is cleared for use under the 510(k) for partial circulatory support for periods up to six hours. The intra-aortic balloon pump (IABP) also has 510(k) clearance and approximately 110,000 are used each year in the United States. Abiomed is currently conducting two U.S. pivotal studies comparing the Impella 2.5 to the IABP.

The Impella 2.5 is now approved in more than 40 countries, including in Europe for up to seven days of support under the CE Mark. The Impella platform has been used to treat over 1,500 patients outside the U.S. and has been the subject of more than 40 peer reviewed publications.

The Company will host a conference call today, June 2, 2008, at 8:30 a.m. ET to discuss the clearance of the Impella 2.5 cardiac assist device. Michael R. Minogue, Chairman, Chief Executive Officer and President will host the conference call.

To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial 866.362.5158; the international number is 617.597.5397. The access code is 37053565. A replay of this conference call will be available beginning at 10:30 a.m. ET on June 2, 2008 through 11:59 p.m. ET on July 2, 2008. The replay phone number is 888.286.8010; the international number is 617.801.6888. The replay access code is 27621107.

ABOUT ABIOMED

Based in Danvers, Massachusetts, Abiomed, Inc., is a leading provider of medical devices that provide circulatory support to acute heart failure patients across the continuum of care in heart recovery. Our products are designed to enable the heart to rest, heal and recover by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com.

FORWARD-LOOKING STATEMENTS

This Release contains forward-looking statements, including statements regarding development of Abiomed's existing and new products, the Company's progress toward commercial growth, and future opportunities and expected regulatory approvals. The Company's actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company's filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K and recently filed Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

CONTACT:
Abiomed, Inc.
Daniel J. Sutherby, 978-777-5410
Chief Financial Officer
ir@abiomed.com
or
For Abiomed, Inc.
Brodeur
Heather Nevers, 617-587-2814
Media Relations
hnevers@brodeur.com